NEWS RELEASE

TO BUSINESS EDITOR

DIMECO, INC. ANNOUNCES 2003 FIRST QUARTER EARNINGS

Dimeco, Inc. (Nasdaq DIMC), parent company of The Dime Bank, reported first quarter 2003 earnings of $929,000, representing an increase of 23.7% over the $751,000 reported for the first quarter 2002. As a result of lower market interest rates, interest income decreased 2.0% and was offset by a decrease in interest expense of 15.7%. The resulting effect was an increase of 6.5% in net interest income during the first quarter of 2003 versus the year 2002. Earnings per share increased $.21 or 21.4%, to $1.19 per share. In addition, first quarter 2003 dividends declared increased 7.5% over the same period last year to $.43 per share. The market value of Dimeco, Inc. grew 27.5% to $51.00 per share on March 31, 2003 from $40.00 per share March 31, 2002.

The Company continued to experience growth during the twelve months ended March 31, 2003 with total assets increasing $28,900,000 or 11.7%. Deposits increased $25,474,000 or 12.2% over the same time period. Annualized return on average stockholders’ equity and return on average assets were 14.81% and 1.36% for the first quarter of 2003.

Asset quality showed increased strength at March 31, 2003 over the previous year with improvement in various ratio measurements. Annualized net charge-offs to average loans decreased 40.0% to .12% at March 31, 2003. Nonperforming assets to total assets were .20%, a 51% decline from the ..41% a year earlier. The allowance for loan loss represented 1.5% of loans at March 31, 2002.

Gary Beilman, Executive Vice President and Chief Executive Officer, comments, “The first quarter of 2003 has been a fruitful period. The financial highlights indicate that the year is off to a good start. To keep the momentum rolling, we have two exciting developments underway. In an effort to fully serve our customers under one roof, we are preparing to establish a full service securities brokerage business with a new team member heading that department, Joe Adams. Additionally, in answer to customer demand, we have made application to the PA Department of Banking to establish a new branch in the Dingmans Ferry area. Along with these developments we remain diligent, keeping a watchful eye on the overall economy in order to protect our customers’ assets and our stockholders’ investment in us. We value their trust in us and look optimistically to serving all of our customers needs with product enhancement, appropriate solutions and continued growth.”

The Dime Bank, a wholly owned subsidiary of Dimeco, Inc., serves Wayne and Pike counties in Pennsylvania and Sullivan County, New York. The Bank offers a full array of financial services ranging from traditional products to electronic banking and Trust and Investment Services. For more information on The Dime Bank, visit www.thedimebank.com

Source Dimeco, Inc. April 23, 2003/ Contact: Deborah Unflat-Petroski, Marketing Officer

Telephone (570) 253-6511 ext 715; fax (570) 251-9295

Email: operations@thedimebank.com

April 2003

Dear Shareholders:

The first quarter of 2003 has been a fruitful period. When comparing balances at March 31, 2003 to 2002, growth is quite evident. Deposits have increased over 12%. The origination of new loans is strong with the net loan portfolio growing by over 21%, and total assets have expanded by over 11%. All of these numbers are indications that your company continues to grow.

Performance and profitability also improved. Net income was $929,000, an increase of nearly 24% from the same period last year. Our return on average assets and our return on average equity were both up over 10%. As a result of all of this, stockholders’ equity grew in excess of 13%.

What all of this means to you, our shareholders, is good news. Dividends for this first quarter were up 7.5%. Book value per share is up to $33.45, an increase of over 12%. Finally, market value was $51.00 per share, an up tick of a whopping 27.5%.

All of the financial highlights listed indicate that this year is off to a good start. At the same time, we remain diligent, keeping a watchful eye on the overall economy, and questioning the ultimate effects of the war in Iraq. Just the same, we look optimistically to the future with plans for profit enhancement, additional markets, and new products and services.

As always, we thank you for your continued support and confidence and welcome your comments and questions.

Sincerely,

Gary C. Beilman

Executive Vice President and

Chief Executive Officer

DIMECO, INC.

CONSOLIDATED BALANCE SHEET (unaudited)

(in thousands)

March 31,	2003	2002

(in thousands)
Assets
Cash and due from banks	$8,608	$5,960
Interest-bearing deposits in other banks	15	20
Federal funds sold	2,481	7,796

Total cash and cash equivalents	11,104	13,776

Mortgage loans held for sale	971	374
Investment securities available for sale	60,958	64,695
Investment securities held to maturity (market value of $235 and $452)	197	417

Loans (net of unearned income of $752 and $728)	196,859	162,542
Less allowance for loan losses	2,952	2,519

Net loans	193,907	160,023

Premises and equipment	4,173	4,009
Accrued interest receivable	1,321	1,340
Other assets	3,856	2,953

TOTAL ASSETS	$276,487	$247,587

Liabilities
Deposits :
Noninterest-bearing	$21,861	$19,423
Interest-bearing	212,635	189,599

Total deposits	234,496	209,022

Short-term borrowings	10,253	9,876
Other borrowed funds	4,000	4,000
Accrued interest payable	755	938
Other liabilities	1,708	1,409

TOTAL LIABILITIES	251,212	225,245

Stockholders' Equity
Common stock, $.50 par value; 3,000,000 shares authorized; 756,035 and 749,666 shares issued	378	375
Capital surplus	3,713	3,456
Retained earnings	20,513	18,214
Accumulated other comprehensive income	687	342
Treasury stock, at cost (349 and 1,200 shares)	(16)	(45)

TOTAL STOCKHOLDERS' EQUITY	25,275	22,342

TOTAL LIABILITES AND STOCKHOLDERS' EQUITY	$276,487	$247,587

This statement has not been reviewed or confirmed for accuracy or relevance by the FDIC.

DIMECO, INC.

CONSOLIDATED STATEMENT OF INCOME (unaudited)

(in thousands, except per share)

For the three months ended March 31,	2003	2002
Interest Income
Interest and fees on loans	$3,128	$3,070
Interest-bearing deposits in other banks	—	6
Federal funds sold	7	14
Investment securities:
Taxable	582	716
Exempt from federal income tax	72	61

Total interest income	3,789	3,867

Interest Expense
Deposits	1,159	1,388
Short-term borrowings	22	26
Other borrowed funds	66	66

Total interest expense	1,247	1,480

Net Interest Income	2,542	2,387

Provision for loan losses	192	224

Net Interest Income, After Provision for Loan Losses	2,350	2,163

Noninterest Income
Services charges on deposit accounts	221	121
Mortgage loans held for sale gains, net	259	118
Other income	131	166

Total noninterest income	611	405

Noninterest Expense
Salaries and employee benefits	820	751
Occupancy expense, net	159	135
Furniture and equipment expense	118	117
Other expense	499	464

Total noninterest expense	1,596	1,467

Income before income taxes	1,365	1,101
Income taxes	436	350

NET INCOME	$929	$751

Earnings per Share—basic	$1.23	$1.00

Earnings per Share—diluted	$1.19	$0.98

Average shares outstanding—basic	755,085	749,928
Average shares outstanding—diluted	779,904	766,104

This statement has not been reviewed or confirmed for accuracy or relevance by the FDIC.

CONSOLIDATED FINANCIAL HIGHLIGHTS

(amounts in thousands, except per share)

		2003		2002		% Increase (decrease)
	Performance for the three months ended March 31,
	Interest income	$3,789		$3,867		-2.02%
	Interest expense	$1,247		$1,480		-15.74%
	Net interest income	$2,542		$2,387		6.49%
	Net income	$929		$751		23.70%

	Shareholders' Value (per share)
	Net income—basic	$1.23		$1.00		23.00%
	Net income—diluted	$1.19		$0.98		21.43%
	Dividends	$0.43		$0.40		7.50%
	Book value	$33.45		$29.80		12.25%
	Market value	$51.00		$40.00		27.50%
	Market value/book value ratio	152.47%		134.23%		13.59%
*	Price/earnings multiple	10.7	X	10.2	X	4.90%
*	Dividend yield	3.37%		4.00%		-15.75%

	Financial Ratios
*	Return on average assets	1.36%		1.23%		10.57%
*	Return on average equity	14.81%		13.41%		10.44%
	Shareholders' equity/asset ratio	9.14%		9.02%		1.33%
	Dividend payout ratio	36.13%		40.82%		-11.49%
	Nonperforming assets/total assets	0.20%		0.41%		-51.22%
	Allowance for loan loss as a % of loans	1.50%		1.55%		-3.23%
*	Net charge-offs/average loans	0.12%		0.20%		-40.00%
	Allowance for loan loss/nonaccrual loans	636.49%		666.05%		-4.44%
	Allowance for loan loss/non-performing loans	568.54%		253.91%		123.91%

	Financial Position at March 31,
	Assets	$276,487		$247,587		11.67%
	Loans	$196,859		$162,542		21.11%
	Deposits	$234,496		$209,022		12.19%
	Stockholders' equity	$25,275		$22,342		13.13%

*    annualized